Exhibit 10.5

[To Be Placed on Spark Energy, Inc. Letterhead]

NOTICE OF GRANT OF RESTRICTED STOCK UNIT

I am very pleased to inform you that pursuant to the terms and conditions of the Spark Energy, Inc. Long Term Incentive Plan, attached as Appendix A (the “Plan”), and the associated Restricted Stock Unit Agreement, attached as Appendix B (the “Agreement”), you are hereby granted an award to receive the number of Restricted Stock Units set forth below whereby each Restricted Stock Unit represents the right to receive one share of Stock, plus rights to certain Dividend Equivalents described in Section 3 of the Agreement, subject to certain restrictions thereon, and under the terms and conditions set forth below, in the Agreement, and in the Plan (the “Restricted Stock Units”). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Grantee:

Date of Grant:	(“Date of Grant”)

Number of Restricted Stock Units:

Vesting Schedule:

By accepting this Award and the benefits hereunder, you acknowledge and agree that (a) you are not relying upon any written or oral statement or representation of the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) regarding the tax effects associated with your execution of this Notice of Grant of Restricted Stock Units and your receipt and holding of and the vesting of the Restricted Stock Units, and (b) you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your receipt and holding of and the vesting of the Restricted Stock Units.

You further acknowledge receipt of a copy of the Plan and the Agreement and agree to all of the terms and conditions of the Plan and the Agreement which are incorporated herein by reference.

Congratulations, and thanks for your commitment to our continued success!

Spark Energy, Inc.,

a Delaware Corporation

By:
Name:
Title:

Attachments:	Appendix A – Spark Energy, Inc. Long Term Incentive Plan
Appendix B – Restricted Stock Unit Agreement

Appendix A

Spark Energy, Inc. Long Term Incentive Plan

Appendix B

Restricted Stock Unit Agreement